UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Spear Street, Fifth Floor

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(415) 390-2337

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2025, Twilio Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation to (i) declassify the board of directors, (ii) eliminate supermajority voting provisions and (iii) remove inoperative provisions, including references to Class B common stock, and update certain other miscellaneous provisions (together, the “Charter Amendments”). The Charter Amendments are described as part of Proposal No. 4, Proposal No. 5 and Proposal No. 6, respectively, in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2025 (the “Proxy Statement”), which description is incorporated herein by reference. On June 10, 2025, in order to effect the Charter Amendments, the Company filed an Amended and Restated Certificate of Incorporation (as so amended and restated, the “Amended Charter”) with the Secretary of State of the State of Delaware, which became effective upon its filing.

The foregoing summary of the Amended Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Charter, which is attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Proxy Statement. Present at the Meeting in person or by proxy were holders of 123,304,985 shares of Class A Common Stock, representing 80.76% of the voting power the Class A common stock of the Company issued and outstanding and entitled to vote as of the close of business on April 15, 2025, the record date for the Meeting, which constituted a quorum. The final results with respect to each such proposal are set forth below:

Proposal 1 - Election of Directors.

The stockholders elected each of the three persons named below as Class III directors to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified. The results of such vote were:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Donna Dubinsky	98,690,812	10,608,391	14,005,782
Deval Patrick	102,011,236	7,287,967	14,005,782
Miyuki Suzuki	100,517,843	8,781,360	14,005,782

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
121,737,338	1,526,573	41,074	N/A

Proposal 3 - Non-Binding Advisory Vote on Compensation of Named Executive Officers.

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
92,397,076	16,819,154	82,973	14,005,782

Proposal 4 – Approve Management Proposal to Amend the Company’s Certificate of Incorporation to Declassify the Board of Directors.

The stockholders approved a management proposal to amend the Company’s Certificate of Incorporation to declassify the board of directors. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
103,274,866	5,956,347	67,990	14,005,782

Proposal 5 – Approve Management Proposal to Amend the Company’s Certificate of Incorporation to Eliminate Supermajority Voting Provisions.

The stockholders approved a management proposal to amend the Company’s Certificate of Incorporation to eliminate supermajority voting provisions. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
103,149,142	6,094,211	55,850	14,005,782

Proposal 6 – Approve Management Proposal to Amend the Company’s Certificate of Incorporation to Remove Inoperative Provisions, Including References to Class B Common Stock, and Update Certain Other Miscellaneous Provisions.

The stockholders approved a management proposal to amend the Company’s Certificate of Incorporation to remove inoperative provisions, including references to Class B common stock, and update certain other miscellaneous provisions. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
109,188,753	65,066	45,384	14,005,782

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Twilio Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

June 11, 2025	By:	/s/ Juliana Chen
	Name:	Juliana Chen
	Title:	Corporate Secretary